EXHIBIT 5.1


                             [COMPANY'S LETTERHEAD]


                                 March 12, 2003



The 3DO Company
200 Cardinal Way
Redwood City, CA 94063

      Re:   The 3DO Company (the "Company") / Registration Statement on Form S-3

Gentlemen:

      In connection with the preparation and filing of a Form S-3 Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the sale by certain selling stockholders (the "Selling Stockholders") of 388,262 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of which 94,145 shares (the "Warrant Shares") are issuable upon the exercise of outstanding warrants (the "Warrants"), I have examined the originals or copies of corporate records, certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as I have deemed relevant and necessary for the opinion hereinafter expressed.

         On the basis of the foregoing, I am of the opinion that (i) the shares of Common Stock to be offered and sold by the selling stockholders have been duly authorized, legally issued, fully paid and non-assessable and (ii) the Warrant Shares to be offered and sold by the selling stockholders have been duly authorized and, when issued by the Company in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable.

         I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including the prospectuses constituting a part thereof and any amendment thereto.

                                                       Sincerely,




                                                       /s/ James Alan Cook

                                                       James Alan Cook
                                                       Executive Vice President
                                                       And General Counsel